EXHIBIT 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among


                              BANC ONE CORPORATION,


                          FIRST CHICAGO NBD CORPORATION


                                       and


                        HORNET REORGANIZATION CORPORATION


                            ------------------------




                           DATED AS OF APRIL 10, 1998








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                                TABLE OF CONTENTS


                                                                       Page

                      AGREEMENT AND PLAN OF REORGANIZATION

                                    ARTICLE I

                              THE FIRST STEP MERGER

1.1   The First Step Merger.......................................      2
1.2   Effective Time..............................................      2
1.3   Effects of the Second Step Merger...........................      2
1.4   Conversion of BANC ONE Common Stock.........................      2
1.5   Newco Common Stock..........................................      3
1.6   Dissenting Shares...........................................      3
1.7   Options.....................................................      4
1.8   Certificate of Incorporation................................      4
1.9   By-Laws.....................................................      4
1.10  Board of Directors; Management..............................      4

                                   ARTICLE II

                             THE SECOND STEP MERGER

2.1   The Second Step Merger......................................      5
2.2   Effective Time..............................................      5
2.3   Effects of the Second Step Merger...........................      5
2.4   Conversion of FCN Common Stock;
         FCN Preferred Stock......................................      5
2.5   Newco Common Stock..........................................      7
2.6   Options.....................................................      7
2.7   Certificate of Incorporation................................      8
2.8   By-Laws.....................................................      8
2.9   Tax and Accounting Consequences.............................      8
2.10  Management Succession.......................................      8
2.11  Board of Directors..........................................      8
2.12  Headquarters of Surviving Corporation.......................      9

                                   ARTICLE III

                               EXCHANGE OF SHARES

3.1   Newco to Make Shares Available..............................      9
3.2   Exchange of Shares..........................................      9

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF FCN

4.1   Corporate Organization......................................      12
4.2   Capitalization..............................................      12

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4.3   Authority; No Violation.....................................      14
4.4   Consents and Approvals......................................      15
4.5   Reports.....................................................      16
4.6   Financial Statements........................................      16
4.7   Broker's Fees...............................................      17
4.8   Absence of Certain Changes or Events........................      17
4.9   Legal Proceedings...........................................      18
4.10  Taxes and Tax Returns.......................................      18
4.11  Employees...................................................      20
4.12  SEC Reports.................................................      21
4.13  Compliance with Applicable Law..............................      22
4.14  Certain Contracts...........................................      22
4.15  Agreements with Regulatory Agencies.........................      23
4.16  Other Activities of FCN and its
         Subsidiaries.............................................      23
4.17  Investment Securities.......................................      24
4.18  Interest Rate Risk Management Instruments...................      24
4.19  Undisclosed Liabilities.....................................      25
4.20  Insurance...................................................      25
4.21  Environmental Liability.....................................      25
4.22  State Takeover Laws; FCN Certificate
         of Incorporation.........................................      26
4.23  Year 2000...................................................      26
4.24  Reorganization; Pooling of Interests........................      26

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                              OF BANC ONE AND NEWCO

5.1   Corporate Organization......................................      26
5.2   Capitalization..............................................      27
5.3   Authority; No Violation.....................................      29
5.4   Consents and Approvals......................................      30
5.5   Reports.....................................................      31
5.6   Financial Statements........................................      31
5.7   Broker's Fees...............................................      32
5.8   Absence of Certain Changes or Events........................      32
5.9   Legal Proceedings...........................................      33
5.10  Taxes and Tax Returns.......................................      33
5.11  Employees...................................................      35
5.12  SEC Reports.................................................      36
5.13  Compliance with Applicable Law..............................      37
5.14  Certain Contracts...........................................      37
5.15  Agreements with Regulatory Agencies.........................      38
5.16  Other Activities of BANC ONE and its
         Subsidiaries.............................................      38
5.17  Investment Securities.......................................      39
5.18  Interest Rate Risk Management Instruments...................      39
5.19  Undisclosed Liabilities.....................................      40
5.20  Insurance...................................................      40
5.21  Environmental Liability.....................................      40
5.22  State Takeover Laws.........................................      41
5.23  Interim Operations of Newco.................................      41

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5.24  Year 2000...................................................      41
5.25  Reorganization; Pooling of Interests........................      41

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1   Conduct of Businesses Prior to the
         Effective Time...........................................      41
6.2   Forbearances................................................      42

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

7.1   Regulatory Matters..........................................      45
7.2   Access to Information.......................................      47
7.3   Stockholders' Approvals.....................................      47
7.4   Legal Conditions to Merger..................................      48
7.5   Affiliates; Publication of Combined
         Financial Results........................................      48
7.6   Stock Exchange Listing......................................      49
7.7   Employee Benefit Plans; Certain Insurance...................      49
7.8   Indemnification; Directors' and Officers'
         Insurance................................................      50
7.9   Additional Agreements.......................................      52
7.10  Advice of Changes...........................................      52
7.11  Dividends...................................................      52
7.12  Authorized Stock of Newco...................................      52
7.13  Pooling of Interests........................................      53

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

8.1   Conditions to Each Party's Obligation
         To Effect the Second Step Merger.........................      53
8.2   Conditions to Obligations of BANC ONE
         and Newco................................................      55
8.3   Conditions to Obligations of FCN............................      55

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

9.1   Termination.................................................      56
9.2   Effect of Termination.......................................      57
9.3   Amendment...................................................      57
9.4   Extension; Waiver...........................................      58

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                                    ARTICLE X

                               GENERAL PROVISIONS

10.1  Closing.....................................................      58
10.2  Nonsurvival of Representations, Warranties
         and Agreements...........................................      59
10.3  Expenses....................................................      59
10.4  Notices.....................................................      59
10.5  Interpretation..............................................      59
10.6  Counterparts................................................      60
10.7  Entire Agreement............................................      60
10.8  Governing Law...............................................      60
10.9  Severability................................................      60
10.10 Publicity...................................................      60
10.11 Assignment; Third Party Beneficiaries.......................      61
10.12  Certain Agreements of Newco................................      61








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                             INDEX OF DEFINED TERMS

                                                Section             Page No.

Agreement......................................   Preamble..........    1
BANC ONE.......................................   Preamble..........    1
BANC ONE 10-K..................................   5.6...............   32
BANC ONE Articles..............................   5.1(a)............   27
BANC ONE Bank Subsidiary.......................   5.16(b)...........   39
BANC ONE Benefit Plans.........................   5.11(a)...........   35
BANC ONE Capital Stock.........................   5.2(a)............   27
BANC ONE Class A Preferred Stock...............   5.2(a)............   27
BANC ONE Class B Preferred Stock...............   5.2(a)............   27
BANC ONE Common Certificate....................   1.4(b)............    2
BANC ONE Common Stock..........................   1.4(a)............    2
BANC ONE Contract..............................   5.14(a)...........   38
BANC ONE Disclosure Schedule...................   Article V.........   26
BANC ONE ERISA Affiliate.......................   5.11(a)...........   35
BANC ONE Option Agreement......................   Recitals..........    1
BANC ONE Preferred Stock.......................   5.2(a)............   27
BANC ONE Regulatory Agreement..................   5.15..............   38
BANC ONE Reports...............................   5.12..............   36
BANC ONE Rights................................   5.2(a)............   28
BANC ONE Series C Preferred....................   5.2(a)............   27
BANC ONE Stock Plans...........................   1.7...............    4
BHC Act........................................   4.1(a)............   12
CERCLA.........................................   4.21..............   25
Certificate....................................   2.4(f)............    6
Certificate of Merger..........................   2.2...............    5
Claim..........................................   7.8(a)............   51
Closing........................................   10.1..............   58
Closing Date...................................   10.1..............   59
Code...........................................   1.7...............    4
Common Certificate.............................   2.4(d)............    6
Confidentiality Agreement......................   7.2(b)............   47
Delaware Secretary.............................   1.2...............    2
DGCL...........................................   1.1...............    2
Dissenting Shares..............................   1.6...............    3
DPC Shares.....................................   1.4(c)............    3
Effective Time.................................   2.2...............    4
ERISA..........................................   4.11(a)...........   20
ESPSP..........................................   4.2(a)............   13
Exchange Act...................................   4.6...............   16
Exchange Agent.................................   3.1...............    9
Exchange Fund..................................   3.1...............    9
Exchange Ratio.................................   2.4(a)............    5
FCN............................................   Preamble..........    1
FCN Bank Subsidiary............................   4.16(b)...........   24
FCN Benefit Plans..............................   4.11(a)...........   20
FCN Capital Stock..............................   2.4(a)............    5

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FCN Certificate of
  Incorporation................................   4.1(a)............   12
FCN Common Stock...............................   2.4(a)............    5
FCN Contract...................................   4.14(a)...........   23
FCN Disclosure Schedule........................   Article IV........   11
FCN ERISA Affiliate............................   4.11(a)...........   20
FCN Option Agreement...........................   Recitals..........    1
FCN Preferred Stock............................   2.4(c)............    6
FCN Regulatory Agreement.......................   4.15..............   23
FCN Reports....................................   4.12..............   21
FCN Rights.....................................   4.2(a)............   13
FCN Series B Preferred.........................   2.4(b)............    5
FCN Series C Preferred.........................   2.4(c)............    6
FCN Stock Plans................................   2.6(a)............    7
Federal Reserve Board..........................   4.4(i)............   15
First Commerce Merger Agreement................   5.2(a)............   28
First Effective Time...........................   1.2...............    2
First Merger Exchange Ratio....................   1.4(a)............    2
First Step Merger..............................   Recitals..........    1
GAAP...........................................   2.9...............    8
Governmental Entity............................   4.4(viii).........   16
Indemnified Parties............................   7.8(a)............   50
Insurance Amount...............................   7.8(b)............   51
Injunction.....................................   8.1(e)............   54
IRS............................................   4.10(a)...........   19
Joint Proxy Statement..........................   4.4(iii)..........   15
Liens..........................................   4.2(b)............   14
Material Adverse Effect........................   4.1(a)............   12
Merger.........................................   Recitals..........    1
New Benefit Plans..............................   7.7(a)............   49
Newco..........................................   Preamble..........    1
Newco Capital Stock............................   2.4(a)............    5
Newco Certificate of Incorporation.............   5.1(a)............   27
Newco Common Stock.............................   1.4(a)............    2
Newco New Preferred Stock......................   2.4(c)............    6
Newco Series B Adjustable Preferred............   2.4(b)............    5
Newco Series C Adjustable Preferred............   2.4(c)............    6
NYSE...........................................   3.2(e)............   11
OCC............................................   4.5(iv)...........   16
OGCL...........................................   1.1...............    2
Ohio Secretary.................................   1.2...............    2
Option Agreements..............................   Recitals..........    1
Preferred Stock Certificate....................   2.4(f)............    7
Regulations....................................   5.1(a)............   27
Regulatory Agencies............................   4.5(v)............   16
Requisite Regulatory Approvals.................   8.1(c)............   53
Roney Agreement................................   4.2(a)............   13
S-4............................................   4.4(iii)..........   15
SBA............................................   4.4(v)............   15
SEC............................................   4.4(iii)..........   15
Second Step Merger.............................   Recitals..........    1
Securities Act.................................   4.12..............   21


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SRO............................................   4.4(vi)...........   15
State Approvals................................   4.4(ii)...........   15
State Regulator................................   4.5(iii)..........   16
Subsidiary.....................................   4.1(a)............   12
Surviving Corporation..........................   Recitals..........    1
Tax............................................   4.10(b)...........   19
Taxes..........................................   4.10(b)...........   19
Trust Account Shares...........................   1.4(c)............    3
Trust Activities...............................   4.16(b)...........   24
Year 2000 Issues...............................   4.23..............   26
Year 2000 Deficiency Notification
  Letter.......................................   4.23..............   26












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                      AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 10, 1998 (this "Agreement"), by and among BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), HORNET REORGANIZATION CORPORATION, a Delaware corporation ("Newco"), and FIRST CHICAGO NBD CORPORATION, a Delaware corporation ("FCN").

      WHEREAS, the Boards of Directors of FCN, BANC ONE and Newco have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which (x) BANC ONE will, subject to the terms and conditions set forth herein, merge with and into Newco (the "First Step Merger") so that Newco is the surviving corporation in the First Step Merger, and (b) immediately thereafter FCN will, subject to the terms and conditions set forth herein, merge with and into Newco (the "Second Step Merger" and, together with the First Step Merger, the "Merger"), so that Newco is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Second Step Merger; and

      WHEREAS, it is the intent of the respective Boards of Directors of BANC ONE and FCN that the Merger be structured as a "merger of equals" of BANC ONE and FCN and that the Surviving Corporation be governed and operated on this basis; and

      WHEREAS, as a condition to, and immediately after the execution of, this Agreement, BANC ONE and FCN are entering into a BANC ONE stock option agreement (the "BANC ONE Option Agreement") in the form attached hereto as Exhibit C; and

      WHEREAS, as a condition to, and immediately after the execution of, this Agreement, BANC ONE and FCN are entering into a FCN stock option agreement (the "FCN Option Agreement"; and together with the BANC ONE Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit D; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:




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                                    ARTICLE I

                              THE FIRST STEP MERGER

      1.1 The First Step Merger. Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Ohio (the "OGCL") and the General Corporation Law of the State of Delaware (the "DGCL"), at the First Effective Time, BANC ONE shall merge with and into Newco. Newco shall be the surviving corporation in the First Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the First Step Merger, the separate corporate existence of BANC ONE shall terminate.

      1.2 Effective Time. The First Step Merger shall become effective as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of Ohio (the "Ohio Secretary") and the certificate of merger which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date. The term "First Effective Time" shall be the date and time when the First Step Merger becomes effective, as set forth in the certificates of merger referred to in this Section 1.2.

      1.3 Effects of the First Step Merger. At and after the First Effective Time, the First Step Merger shall have the effects set forth in Section 1701.82 of the OGCL and Sections 259 and 261 of the DGCL.

      1.4 Conversion of BANC ONE Common Stock. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of BANC ONE, Newco or the holders of capital stock of BANC ONE or Newco, each share of the common stock, without par value, of BANC ONE (the "BANC ONE Common Stock") issued and outstanding immediately prior to the First Effective Time (other than Dissenting Shares and shares of BANC ONE Common Stock held in BANC ONE's treasury or directly or indirectly by BANC ONE or any of its wholly owned Subsidiaries or Newco (except for Trust Account Shares and DPC shares) shall be converted into one share (the "First Merger Exchange Ratio") of the common stock, without par value, of Newco (the "Newco Common Stock").

      (b) All of the shares of BANC ONE Common Stock converted into the right to receive Newco Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each a "BANC ONE Common Certificate") previously representing any such shares of BANC ONE Common Stock shall thereafter represent, without the requirement of any exchange thereof, only the number of shares of


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Newco Common Stock into which the shares of BANC ONE Common Stock represented by such BANC ONE Common Certificate have been converted pursuant to this Section
1.4.

      (c) At the First Effective Time, all shares of BANC ONE Common Stock that are owned by BANC ONE as treasury stock and all shares of BANC ONE Common Stock that are owned, directly or indirectly, by BANC ONE or any of its wholly owned Subsidiaries or Newco (other than shares of BANC ONE Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Newco Common Stock and FCN Common Stock which are similarly held, whether held directly or indirectly by BANC ONE, Newco or FCN, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of BANC ONE Common Stock held by BANC ONE or FCN or any of their respective Subsidiaries or Newco in respect of a debt previously contracted (any such shares of BANC ONE Common Stock, and shares of FCN Common Stock and Newco Common Stock which are similarly held, whether held directly or indirectly by BANC ONE, Newco or FCN or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor. All shares of Newco Common Stock that are owned by BANC ONE or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Newco.

      1.5 Newco Common Stock. At and after the First Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Newco Common Stock, and no shares of Newco Common Stock or other securities of Newco shall be issued in respect thereof.

      1.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of BANC ONE Common Stock which are outstanding immediately prior to the First Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") shall not be converted into Newco Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 1701.85 of the OGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of


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such shares of BANC ONE Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the First Effective Time, Newco Common Stock, as provided in Section 1.4(a) hereof.

      1.7 Options. At the First Effective Time, each option granted by BANC ONE to purchase shares of BANC ONE Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of BANC ONE Common Stock and shall be converted automatically into an option to purchase a number of shares of Newco Common Stock equal to the number of shares of BANC ONE Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Newco Common Stock equal to the exercise price per share of BANC ONE Common Stock in effect immediately prior to the First Effective Time and otherwise subject to the terms of the appropriate BANC ONE Benefit Plan pursuant to which such options have been granted (such plans collectively the "BANC ONE Stock Plans") under which such option was issued and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to BANC ONE shall be deemed to be references to Newco.

      1.8 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the First Effective Time, the Certificate of Incorporation of the surviving corporation in the First Step Merger shall be substantially in the form attached hereto as Exhibit A, with such changes thereto as shall be mutually agreed upon by BANC ONE and FCN, until thereafter amended in accordance with applicable law.

      1.9 By-Laws. Subject to the terms and conditions of this Agreement, at the First Effective Time, the By-Laws of the surviving corporation in the First Step Merger shall be in substantially the form attached hereto as Exhibit B, with such changes as may be mutually agreed upon by BANC ONE and FCN, until thereafter amended in accordance with applicable law.

      1.10 Board of Directors; Management. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with applicable law, the directors of BANC ONE shall be the directors of Newco, and the officers of BANC ONE shall be the officers of Newco.




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                                    ARTICLE 2

                             THE SECOND STEP MERGER

      2.1 The Second Step Merger. Subject to the terms and conditions of this Agreement, in accordance with the DGCL, at the Effective Time, FCN shall merge with and into Newco. Newco shall be the Surviving Corporation in the Second Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Second Step Merger, the separate corporate existence of FCN shall terminate.

      2.2 Effective Time. The Second Step Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Delaware Secretary on the Closing Date. The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger.

      2.3 Effects of the Second Step Merger. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

      2.4 Conversion of FCN Common Stock; FCN Preferred Stock. At the Effective Time, by virtue of the Second Step Merger and without any action on the part of BANC ONE, Newco, FCN or the holder of any of the following securities:

      (a) Subject to Section 3.2(e), each share of the common stock, par value $1.00 per share, of FCN (the "FCN Common Stock" and, together with the FCN Preferred Stock, the "FCN Capital Stock") issued and outstanding immediately prior to the Effective Time (other than shares of FCN Capital Stock held in FCN's treasury or directly or indirectly by BANC ONE, Newco or FCN or any of their respective wholly owned Subsidiaries (except for Trust Account Shares and DPC shares) shall be converted into the right to receive 1.62 shares (the "Exchange Ratio") of Newco Common Stock (the Newco Common Stock and the Newco New Preferred Stock (as defined Section 2.4(c)) being referred to herein as the "Newco Capital Stock")).

      (b) Each share of FCN Preferred Stock with Cumulative and Adjustable Dividends, Series B, without par value (the "FCN Series B Preferred"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of Newco designated as the Preferred Stock with Cumulative and Adjustable Dividends, Series B, of Newco (the "Newco Series B Adjustable Preferred"). The terms of the Newco Series B Adjustable Preferred shall be substantially the same as the terms of the FCN Series B Preferred.



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

      (c) Each share of FCN Preferred Stock with Cumulative and Adjustable Dividends, Series C, without par value (the "FCN Series C Preferred" and, together with the FCN Series B Preferred, the "FCN Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of Newco designated as the Preferred Stock with Cumulative and Adjustable Dividends, Series C, of Newco (the "Newco Series C Adjustable Preferred" and, together with the Newco Series B Adjustable Preferred, the "Newco New Preferred Stock"). The terms of the Newco Series C Adjustable Preferred shall be substantially the same as the terms of the FCN Series C Preferred.

      (d) All of the shares of FCN Common Stock converted into the right to receive Newco Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of FCN Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Newco Common Stock and (ii) cash in lieu of fractional shares into which the shares of FCN Common Stock represented by such Common Certificate have been converted pursuant to this Section 2.4 and Section 3.2(e). Common Certificates previously representing shares of FCN Common Stock shall be exchanged for certificates representing whole shares of Newco Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 3.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of FCN Common Stock or BANC ONE Common Stock (or, following the consummation of the First Step Merger, the outstanding shares of Newco Common Stock) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (other than solely as a result of the First Step Merger), an appropriate and proportionate adjustment shall be made to the Exchange Ratio and to the FCN Maximum Share Amount.

      (e) At the Effective Time, all shares of FCN Common Stock that are owned by FCN as treasury stock and all shares of FCN Common Stock that are owned, directly or indirectly, by BANC ONE, Newco or FCN or any of their respective wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor. All shares of Newco Common Stock that are owned by FCN or any of its wholly-owned Subsidiaries (other than Trust

Account Shares and DPC Shares) shall become treasury stock of Newco.

      (f) All of the shares of FCN Preferred Stock converted into Newco New Preferred Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Preferred Stock Certificate"; and together with a Common Certificate, a "Certificate") previously representing any such shares of FCN Preferred Stock shall thereafter represent the right to receive a certificate representing the number of shares of corresponding Newco New Preferred Stock into which the shares of FCN Preferred Stock represented by such Preferred Stock Certificate have been converted pursuant to this Section 2.4. Preferred Stock Certificates previously representing shares of FCN Preferred Stock shall be exchanged for certificates representing shares of corresponding Newco New Preferred Stock issued in consideration therefor upon the surrender of such Preferred Stock Certificates in accordance with Section 3.2 hereof, without any interest thereon.

      2.5 Newco Common Stock. At and after the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Second Step Merger.

      2.6 Options. (a) At the Effective Time, each option granted by FCN to purchase shares of FCN Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of FCN Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock in an amount and at an exercise price determined as provided below (and otherwise, in the case of options, subject to the terms of the FCN Benefit Plans pursuant to which such options have been issued (such plans collectively the "FCN Stock Plans") and the agreements evidencing grants thereunder)):

            (i) The number of shares of Newco Common Stock to be subject to the new option shall be equal to the product of the number of shares of FCN Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Newco Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

            (ii) The exercise price per share of Newco Common Stock under the new option shall be equal to the exercise price per share of FCN Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

      (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to FCN shall be deemed to be references to Newco.

      2.7 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of Newco shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

      2.8 By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the By-Laws of Newco shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      2.9 Tax and Accounting Consequences. It is intended that the First Step Merger and the Second Step Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

      2.10 Management Succession. At the Effective Time, Verne G. Istock shall be Chairman of the Board of the Surviving Corporation and John B. McCoy shall be the President and Chief Executive Officer of the Surviving Corporation.

      2.11 Board of Directors. (a) From and after the Effective Time, until duly changed in compliance with applicable law and the Certificate of Incorporation and Bylaws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall consist of 22 persons, including Messrs. Istock and McCoy, 10 additional persons to be named by Mr. McCoy and the Board of Directors of BANC ONE, and 10 additional persons to be named by Mr. Istock and the Board of Directors of FCN.

      (b) From and after the Effective Time, the representatives of BANC ONE and FCN shall be represented in proportion to the aggregate representation set forth above on all committees of the Board of Directors of the Surviving Corporation.

      2.12 Headquarters of Surviving Corporation. At the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of FCN as of the date of this Agreement.


                                   ARTICLE III

                               EXCHANGE OF SHARES

      3.1 Newco to Make Shares Available. At or prior to the Effective Time, Newco shall deposit, or shall cause to be deposited, with FCN Trust Company of New York, or another bank or trust company reasonably acceptable to each of BANC ONE and FCN (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article III, certificates representing the shares of Newco Common Stock and Newco New Preferred Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Newco Common Stock and Newco New Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Section 2.4 and paid pursuant to
Section 3.2(a) in exchange for outstanding shares of FCN Capital Stock.

      3.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Newco Common Stock, Newco New Preferred Stock and any cash in lieu of fractional shares into which the shares of FCN Common Stock or FCN Preferred Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Newco Common Stock or Newco New Preferred Stock to which such holder of FCN Common Stock or FCN Preferred Stock shall have become entitled pursuant to the provisions of Article II and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

      (b) No dividends or other distributions declared with respect to Newco Common Stock or Newco New Preferred Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article III. After the surrender of a Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Newco Common Stock or Newco New Preferred Stock represented by such Certificate.

      (c) If any certificate representing shares of Newco Common Stock or Newco New Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock or Newco New Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (d) After the Effective Time, there shall be no transfers on the stock transfer books of FCN of the shares of FCN Common Stock or FCN Preferred Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock or Newco New Preferred Stock as provided in this Article III.

      (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Newco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Newco. In lieu of the issuance of any such fractional share, Newco shall pay to each former stockholder of FCN who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of BANC ONE Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Newco Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

      (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of FCN for 12 months after the Effective Time shall be paid to Newco. Any former stockholders of FCN who have not theretofore complied with this Article III shall thereafter look only to Newco for payment of the shares of Newco Common Stock or Newco New Preferred Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Newco Common Stock or Newco New Preferred Stock deliverable in respect of each share of FCN Common Stock or FCN Preferred Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BANC ONE, Newco, FCN, the Exchange Agent or any other person shall be liable to any former holder of shares of FCN Common Stock or FCN Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Newco, the posting by such person of a bond in such amount as Newco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Newco Capital Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF FCN

      Except as disclosed in the FCN disclosure schedule delivered to BANC ONE concurrently herewith (the "FCN Disclosure Schedule") FCN hereby represents and warrants to BANC ONE as follows:

     4.1 Corporate Organization. (a) FCN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FCN has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on FCN. As used in this Agreement, the term "Material Adverse Effect" means, with respect to BANC ONE, FCN or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party, means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. FCN is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Restated Certificate of Incorporation (the "FCN Certificate of Incorporation") and By-Laws of FCN, as in effect as of the date of this Agreement, have previously been made available by FCN to BANC ONE.

      (b) Each FCN Subsidiary (i) is duly organized and validly existing as a bank, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on FCN and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

      (c) The minute books of FCN accurately reflect in all material respects all corporate actions held or taken since January 1, 1996 of its stockholders and Board of Directors (including committees of the Board of Directors of FCN).

      4.2 Capitalization. (a) The authorized capital stock of FCN consists of
(i) 750,000,000 shares of FCN Common Stock, of which, as of March 31, 1998, 287,187,823 shares were issued and outstanding and 32,321,153 shares were held in treasury, and (ii) 10,000,000 shares of FCN Preferred Stock, of which, as of the date hereof, (A) 1,191,000 shares were designated, issued and outstanding as FCN Series B Preferred, (B) 713,800 shares were designated, issued and outstanding as FCN Series C Preferred, (C) 160,000 shares were designated and no shares were issued and outstanding as 8.45% Cumulative Preferred Stock, Series E, stated value $625 per share, and (D) 40,000 shares were designated and no shares were issued and outstanding as 5 3/4% Cumulative Convertible Preferred Stock, Series B, stated value $5,000 per share. All of the issued and outstanding shares of FCN Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) the FCN Option Agreement,
(ii) options issued pursuant to the FCN Stock Plans, (iii) the FCN 7 1/2% preferred purchase units due May 10, 2023 and (iv) the Asset Purchase Agreement, dated as of November 18, 1997, between FCN and Roney & Co., L.L.C. (the "Roney Agreement"), FCN does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FCN Capital Stock or any other equity securities of FCN or any securities representing the right to purchase or otherwise receive any shares of FCN Common Stock or FCN Preferred Stock (collectively, including the items contemplated by clauses (i) through (iv) of this sentence, the "FCN Rights"). As of the date of this Agreement, no shares of FCN Capital Stock are reserved for issuance, except for 63,582,286 shares of FCN Common Stock reserved for issuance upon exercise of the FCN Option Agreement, shares of FCN Common Stock reserved for issuance in connection with FCN Employee Stock Purchase and Savings Plan (the "ESPSP"), shares of FCN Common Stock reserved for issuance in connection with the FCN Dividend Reinvestment Plan, 13,100,000 shares of FCN Common Stock reserved for issuance upon the exercise of stock options pursuant to the FCN Stock Plans and shares of FCN Common Stock reserved for issuance in connection with the Roney Agreement. Since December 31, 1997, FCN has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the FCN Option Agreement, the ESPSP, the FCN Dividend Reinvestment Plan, the exercise of employee stock options granted prior to such date, the FCN Stock Performance Plan and the Roney Agreement. Assuming compliance by BANC ONE and Newco with Articles I and II of this Agreement, after the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which FCN or any of its Subsidiaries or their respective successors will be bound calling for the purchase or issuance of any shares of the capital stock of FCN. FCN has previously provided BANC ONE with a list of the option holders, the date of each option to purchase FCN Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under an applicable FCN Stock Plan. In no event will the aggregate number of shares of FCN Common Stock outstanding at the Effective Time (including all shares of FCN Common Stock subject to FCN Rights other than the FCN Option Agreement) exceed the number specified in
Section 4.2(a) of the FCN Disclosure Schedule.

      (b) FCN owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the FCN Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No FCN Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

      4.3 Authority; No Violation. (a) FCN has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FCN. The Board of Directors of FCN has directed that this Agreement and the transactions contemplated hereby be submitted to FCN's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of FCN Common Stock, no other corporate proceedings on the part of FCN are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FCN and (assuming due authorization, execution and delivery by BANC ONE and Newco) constitutes a valid and binding obligation of FCN, enforceable against FCN in accordance with its terms.

      (b) Neither the execution and delivery of this Agreement by FCN nor the consummation by FCN of the transactions contemplated hereby, nor compliance by FCN with any of the terms or provisions hereof, will (i) violate any provision of the FCN Certificate of Incorporation or By-Laws or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FCN or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FCN or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FCN or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on FCN.

      4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of BANC ONE's shareholders and FCN's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, and certificate of merger with the Ohio Secretary pursuant to the OGCL and a certificate of merger with the Delaware Secretary pursuant to the DGCL in respect of the First Step Merger, (v) any notices to or filings with the Small Business Administration ("SBA"), (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Newco Common Stock pursuant to this Agreement and (viii) the approval of this Agreement by the requisite vote of the stockholders of BANC ONE and FCN, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with
(A) the execution and delivery by FCN of this Agreement and (B) the consummation by FCN of the Second Step Merger and the other transactions contemplated hereby.

      4.5 Reports. FCN and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the SEC and
(vi) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on FCN. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of FCN and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of FCN, investigation into the business or operations of FCN or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of FCN or any of its Subsidiaries which, in the reasonable judgment of FCN, is likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN.

      4.6 Financial Statements. FCN has previously made available to BANC ONE copies of the consolidated balance sheets of FCN and its Subsidiaries as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in FCN's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to FCN. The December 31, 1997 consolidated balance sheet of FCN (including the related notes, where applicable) fairly presents the consolidated financial position of FCN and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of FCN and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of FCN and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The reserve for possible loan and lease losses shown on the December 31, 1997 consolidated balance sheet of FCN is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of December 31, 1997.

      4.7 Broker's Fees. Except as set forth in the engagement letter agreements between FCN and each of Lazard Freres & Co. LLC and Goldman, Sachs & Co., true and complete copies of which have previously been provided to BANC ONE, neither FCN nor any FCN Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Second Step Merger or related transactions contemplated by this Agreement or the Option Agreements.

      4.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in FCN Reports filed prior to the date hereof, since December 31, 1997, no event or events have occurred which have had, individually or in the aggregate, a Material Adverse Effect on FCN.

      (b) Except as publicly disclosed in FCN Reports filed prior to the date hereof, since December 31, 1997, FCN and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

      (c) Since December 31, 1997, neither FCN nor any of its Subsidiaries has
(i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses aggregating in excess of 5% of FCN's 1997 salary and employee benefits expenses, other than customary year-end bonuses for fiscal 1997, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which is likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN.

      4.9 Legal Proceedings. (a) Neither FCN nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of FCN's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FCN or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the FCN Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on FCN.

      (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon FCN, any of its Subsidiaries or the assets of FCN or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on FCN.

      4.10 Taxes and Tax Returns. (a) Each of FCN and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of FCN's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than
(i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of FCN, to have a Material Adverse Effect on FCN. The income tax returns of FCN and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1982, and either no material deficiencies were asserted as a result of such examination for which FCN does not have adequate reserves or all such deficiencies were satisfied. To the best of FCN's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon FCN or any of its Subsidiaries for which FCN does not have adequate reserves, nor has FCN or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition,
(A) proper and accurate amounts have been withheld by FCN and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on FCN, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by FCN and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on FCN, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by FCN in its consolidated financial statements as of December 31, 1997, except where failure to do so would not have a Material Adverse Effect on FCN and (D) there are no Tax liens upon any property or assets of FCN or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on FCN. Neither FCN nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by FCN or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on FCN. Except as set forth in the financial statements described in Section 4.6, neither FCN nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on FCN.

      (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

      (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by FCN or any Subsidiary of FCN under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on FCN.

      4.11 Employees. (a) The FCN Disclosure Schedule sets forth a true and complete list of each material employee or director benefit plan, arrangement or agreement that is maintained, or conributed to, as of the date of this Agreement (the "FCN Benefit Plans") by FCN or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "FCN ERISA Affiliate"), all of which together with FCN would be deemed a "single employer" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      (b) FCN has heretofore made available to BANC ONE true and complete copies of each of the FCN Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such FCN Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

      (c) (i) Each of the FCN Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the FCN Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no FCN Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of FCN, its Subsidiaries or any FCN ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section

3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of FCN, its Subsidiaries or the FCN ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by FCN, its Subsidiaries or any FCN ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to FCN, its Subsidiaries or any FCN ERISA Affiliate of incurring a material liability thereunder, (vi) no FCN Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by FCN or its Subsidiaries as of the Effective Time with respect to each FCN Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither FCN, its Subsidiaries nor any FCN ERISA Affiliate has engaged in a transaction in connection with which FCN, its Subsidiaries or any FCN ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of FCN there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the FCN Benefit Plans or any trusts related thereto which are, in the reasonable judgment of FCN, likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN.

      (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of FCN or any of its affiliates from FCN or any of its affiliates under any FCN Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any FCN Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

      4.12 SEC Reports. FCN has previously made available to BANC ONE an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by FCN with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "FCN Reports") and prior to the date hereof and (b) communication mailed by FCN to its stockholders since January 1, 1996 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, FCN has timely filed all FCN Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all FCN Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      4.13 Compliance with Applicable Law. FCN and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to FCN or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on FCN.

      4.14 Certain Contracts. (a) Neither FCN nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from BANC ONE, FCN, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the FCN Reports, (iv) which materially restricts the conduct of any line of business by FCN, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. FCN has previously made available to BANC ONE true and correct copies of all employment and deferred compensation agreements which are in writing and to which FCN is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the FCN Disclosure Schedule, is referred to herein as an "FCN Contract", and neither FCN nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on FCN.

      (b) (i) Each FCN Contract is valid and binding on FCN or any of its Subsidiaries, as applicable, and in full force and effect, (ii) FCN and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each FCN Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on FCN, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of FCN or any of its Subsidiaries under any such FCN Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on FCN.

      4.15 Agreements with Regulatory Agencies. Neither FCN nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1996, a recipient of any supervisory letter from, or since January 1, 1996, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the FCN Disclosure Schedule, an "FCN Regulatory Agreement"), nor has FCN or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

      4.16  Other Activities of FCN and its Subsidiaries.

      (a) Neither of FCN nor any of its Subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of FCN and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

      (b) To FCN's knowledge, each FCN Subsidiary which is a bank (a "FCN Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of FCN, threatened, against or affecting FCN, or any Significant Subsidiary thereof relating to the compliance by FCN or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on FCN, each employee of a FCN Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a FCN Bank Subsidiary; and each FCN Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1996 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

      4.17 Investment Securities. Each of FCN and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of FCN or any of its Subsidiaries. Such securities are valued on the books of FCN in accordance with GAAP.

      4.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of FCN or for the account of a customer of FCN or one of its Subsidiaries, were entered into in the ordinary course of business and, to FCN's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of FCN or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. FCN and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to FCN's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      4.19 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of FCN included in the FCN December 31, 1997 Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1997, neither FCN nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on FCN.

      4.20 Insurance. FCN and its Subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to FCN and its Subsidiaries.

      4.21 Environmental Liability. Except as set forth in the FCN Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on FCN of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against FCN, which liability or obligation could reasonably be expected to have a Material Adverse Effect on FCN. To the knowledge of FCN, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on FCN. FCN is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on FCN.

      4.22 State Takeover Laws; FCN Certificate of Incorporation. The Board of Directors of FCN has approved the transactions contemplated by this Agreement and the Option Agreements (i) for purposes of Section 203(a)(1) of the DGCL such that the provisions of Section 203(a) of the DGCL and (ii) for purposes of Article Thirteenth of the FCN Certificate of Incorporation such that the provisions thereof will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

      4.23 Year 2000. None of FCN or any of the FCN Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). FCN has disclosed to BANC ONE a complete and accurate copy of FCN's plan, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect FCN and its Subsidiaries. Between the date of this Agreement and the Effective Time, FCN shall use commercially practicable efforts to implement such plan.

      4.24 Reorganization; Pooling of Interests. As of the date of this Agreement, assuming compliance by BANC ONE and FCN with the covenants and agreements set forth in Section 7.13 hereof, FCN has no reason to believe that the Second Step Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.


                                     ARTICLE V

                           REPRESENTATIONS AND WARRANTIES
                               OF BANC ONE AND NEWCO

      Except as disclosed in the BANC ONE disclosure schedule delivered to FCN concurrently herewith (the "BANC ONE Disclosure Schedule") BANC ONE and Newco hereby represent and warrant to FCN as follows:

      5.1 Corporate Organization. (a) BANC ONE is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. BANC ONE has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on BANC ONE. BANC ONE is, and at the Effective Time Newco will be, duly registered as a bank holding company under the BHC Act. True and complete copies of the Restated Articles of Incorporation (the "BANC ONE Articles") and Regulations (the "Regulations") of BANC ONE, and of the Certificate of Incorporation (the "Newco Certificate of Incorporation") and By-Laws of Newco, in each case as in effect as of the date of this Agreement, have previously been made available by BANC ONE to FCN.

      (b) Each BANC ONE Subsidiary (i) is duly organized and validly existing as a bank, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on BANC ONE, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

      (c) The minute books of each of BANC ONE and Newco accurately reflect in all material respects all corporate actions held or taken since January 1, 1996 (or the date of its incorporation, in the case of Newco) of its stockholders and Board of Directors (including committees of the Board of Directors of BANC ONE).

      5.2 Capitalization. (a) The authorized capital stock of BANC ONE consists of 950,000,000 shares of BANC ONE Common Stock, of which, as of March 31, 1998, 643,833,890 were issued and outstanding, and 35,000,000 shares of Preferred Stock, no par value (the "BANC ONE Preferred Stock" and, together with the BANC ONE Common Stock, the "BANC ONE Capital Stock"), of which (i) 10,000,000 shares were designated and no shares were issued and outstanding as Class A Preferred Stock ("BANC ONE Class A Preferred Stock"), (ii) 1,000,000 shares were designated and no shares were issued and outstanding as Class B Preferred Stock ("BANC ONE Class B Preferred Stock") and (iii) 24,000,000 shares were designated and 1,992,046 were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock, without par value, of BANC ONE (the "BANC ONE Series C Preferred"). BANC ONE has called the BANC ONE Series C Prerred for redemption and no shares of BANC ONE Series C Preferred will be outstanding at the First Effective Time. As of March 31, 1998, 3,742,299 shares of BANC ONE Common Stock were held in BANC ONE's treasury. As of the date hereof, no shares of BANC ONE Common Stock or BANC ONE Preferred Stock were reserved for issuance, except for (i) 19,533,088 shares of BANC ONE Common Stock issuable upon the exercise of stock options pursuant to the BANC ONE Stock Plans, (ii) 62,599,680 shares of BANC ONE Common Stock issuable pursuant to the Agreement and Plan of Merger, dated as of October 20, 1997, by and between BANC ONE and First Commerce Corporation (the "First Commerce Merger Agreement") and (iii) the shares of BANC ONE Common Stock issuable pursuant to the BANC ONE Option Agreement. All of the issued and outstanding shares of BANC ONE Common Stock and BANC ONE Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for the BANC ONE Option Agreement, the First Commerce Merger Agreement and the BANC ONE Stock Plans, BANC ONE does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BANC ONE Common Stock or BANC ONE Preferred Stock or any other equity securities of BANC ONE or any securities representing the right to purchase or otherwise receive any shares of BANC ONE Common Stock or BANC ONE Preferred Stock (collectively, "BANC ONE Rights"). Since December 31, 1997, BANC ONE has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than in connection with a 10% stock dividend on the outstanding shares of BANC ONE Common Stock paid on February 26, 1998 and pursuant to (A) the exercise of employee stock options granted prior to such date, (B) the conversion of the BANC ONE Series C Preferred into shares of BANC ONE Common Stock in accordance with the terms thereof, (C) the consummation of the merger contemplated by the First Commerce Merger Agreement and (D) pursuant to the BANC ONE Option Agreement. BANC ONE has previously provided FCN with a list of the option holders, the date of each option to purchase BANC ONE Common Stock granted, the number of shares subject to each such option and the price at which each such option may be exercised under an applicable BANC ONE Stock Plan. In no event will the aggregate number of shares of BANC ONE Common Stock outstanding at the First Effective Time (including all shares of BANC ONE Common Stock subject to BANC ONE Rights other than the BANC ONE Option Agreement) exceed the number specified in Section 5.2(a) of the BANC ONE Disclosure Schedule.

      (b) The initial authorized capital stock of Newco consists of (i) 1,000 shares of Newco Common Stock, of which (x) as of the date hereof, no shares are issued and outstanding and (y) immediately prior to the First Effective Time, 100 shares will be issued and outstanding, and (ii) 1,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding. The authorized capital stock of Newco immediately following consummation of the First Step Merger

(and prior to the Effective Time) will be as set forth in the form of Newco Certificate of Incorporation annexed as Exhibit A hereto. No change in such capitalization has occurred since such date or will occur prior to the Effective Time except as provided in or contemplated by this Agreement. At the Effective Time, no capital stock of Newco (and no options, warrants or other rights to acquire, and no securities convertible into or exchangeable for, any such capital stock) will be outstanding other than capital stock, options, warrants, rights or securities issued or converted at the effective time of the First Step Merger in respect of BANC ONE Common Stock and any associated rights issued pursuant to and as described in Article I of this Agreement. The shares of Newco Capital Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

      (c) BANC ONE owns (and will own at the First Effective Time, in the case of Newco), directly or indirectly, all of the issued and outstanding shares of capital stock or other ownership interests of each of the BANC ONE Subsidiaries and Newco, free and clear of any Liens, and all of such shares or ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No BANC ONE Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Newco has, and will have prior to the First Effective Time, no Subsidiaries or material investments of any kind in any entity.

      5.3 Authority; No Violation. (a) Each of BANC ONE and Newco has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of BANC ONE and Newco. As of the First Effective Time, BANC ONE, as sole stockholder of Newco, will have duly approved this Agreement and the transactions contemplated hereby. The Board of Directors of BANC ONE has directed that this Agreement and the transactions contemplated hereby be submitted to BANC ONE's shareholders for approval at a meeting of such shareholders and, except for (i) the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of BANC ONE Common Stock, (ii) the issuance to BANC ONE of shares of Newco Common Stock, (iii) the increase in the number of shares of authorized capital stock of Newco contemplated by
Section 7.12, (iv) the filing by Newco with the Delaware Secretary of certificates of designations with respect to the Newco New Preferred Stock and
(v) the approval by BANC ONE contemplated by the prior sentence, no other corporate proceedings on the part of BANC ONE or Newco are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of BANC ONE and Newco and (assuming due authorization, execution and delivery by FCN) constitutes a valid and binding obligation of each of BANC ONE and Newco, enforceable against each of BANC ONE and Newco in accordance with its terms.

      (b) Neither the execution and delivery of this Agreement by BANC ONE or Newco, nor the consummation by BANC ONE of the transactions contemplated hereby, nor compliance by BANC ONE with any of the terms or provisions hereof, will (i) violate any provision of the BANC ONE Articles or Regulations, or the Newco Certificate of Incorporation or Bylaws, or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BANC ONE or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of BANC ONE or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BANC ONE or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a Material Adverse Effect on BANC ONE.

      5.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the State Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the S-4, (iv) the filing of the certificates of merger with the Ohio Secretary pursuant to the OGCL and with the Delaware Secretary in respect of the First Step Merger, and the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) any notices to or filings with the SBA, (vi) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Newco Common Stock pursuant to this Agreement and (viii) the approval of this Agreement by the requisite vote of the stockholders of BANC ONE and FCN, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by BANC ONE or Newco of this Agreement and (B) the consummation of the Merger and the other transactions contemplated hereby.

      5.5 Reports. BANC ONE and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on BANC ONE. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of BANC ONE and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of BANC ONE, investigation into the business or operations of BANC ONE or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on BANC ONE. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BANC ONE or any of its Subsidiaries which, in the reasonable judgment of BANC ONE, is likely, either individually or in the aggregate, to have a Material Adverse Effect on BANC ONE.

      5.6 Financial Statements. BANC ONE has previously made available to FCN copies of the consolidated balance sheets of BANC ONE and its Subsidiaries as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act (the "BANC ONE 10-K"), in each case accompanied by the audit report of Coopers & Lybrand L.L.P., independent public accountants with respect to BANC ONE. The December 31, 1997 consolidated balance sheet of BANC ONE (including the related notes) fairly presents the consolidated financial position of BANC ONE and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (including the related notes) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of BANC ONE and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto. The books and records of BANC ONE and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The reserve for possible loan and lease losses shown on the December 31, 1997 consolidated balance sheet of BANC ONE is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of December 31, 1997.

      5.7 Broker's Fees. Except as set forth in the engagement letter agreements between BANC ONE and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, true and complete copies of which have previously been provided to FCN, neither BANC ONE nor any BANC ONE Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

      5.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in BANC ONE Reports filed prior to the date hereof, since December 31, 1997, no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on BANC ONE.

      (b) Except as publicly disclosed in BANC ONE Reports filed prior to the date hereof, since December 31, 1997, BANC ONE and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

      (c) Since December 31, 1997, neither BANC ONE nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses aggregating in excess of 5% of BANC ONE's 1997 salary and employee benefit expenses, other than customary year-end bonuses for fiscal 1997 or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of BANC ONE is likely, either individually or in the aggregate, to have a Material Adverse Effect on BANC ONE.

      5.9 Legal Proceedings. (a) Neither BANC ONE nor any of its Subsidiaries is a party to any and there are no pending or, to the best of BANC ONE's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BANC ONE or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the BANC ONE Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on BANC ONE.

      (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon BANC ONE, any of its Subsidiaries or the assets of BANC ONE or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on BANC ONE or the Surviving Corporation.

      5.10 Taxes and Tax Returns. (a) Each of BANC ONE and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of BANC ONE's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, is not likely, in the reasonable judgment of BANC ONE, to have a Material Adverse Effect on BANC ONE. The income tax returns of BANC ONE and its Subsidiaries have been examined by the IRS through 1992 and any liability with respect thereto has been satisfied, and either no material deficiencies were asserted as a result of such examination for which BANC ONE does not have adequate reserves or all such deficiencies were satisfied. To the best of BANC ONE's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon BANC ONE or any of its Subsidiaries for which BANC ONE does not have adequate reserves, nor has BANC ONE or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by BANC ONE and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on BANC ONE, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by BANC ONE and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on BANC ONE, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by BANC ONE in its consolidated financial statements as of December 31, 1997, except where failure to do so would not have a Material Adverse Effect on BANC ONE and (D) there are no Tax liens upon any property or assets of BANC ONE or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on BANC ONE. Neither BANC ONE nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by BANC ONE or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case, which has had or is reasonably likely to have a Material Adverse Effect on BANC ONE. Except as set forth in the financial statements described in Section 5.6, neither BANC ONE nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on BANC ONE.

      (b) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by BANC ONE or any Subsidiary of BANC ONE under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on BANC ONE.

      5.11 Employees. (a) The BANC ONE Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "BANC ONE Benefit Plans") by BANC ONE, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "BANC ONE ERISA Affiliate"), all of which together with BANC ONE would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

      (b) BANC ONE has heretofore made available to FCN true and complete copies of each of the BANC ONE Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such BANC ONE Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such BANC ONE Benefit Plan.

      (c) (i) Each of the BANC ONE Benefit Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the BANC ONE Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such Plan, (iii) with respect to each BANC ONE Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such BANC ONE Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such BANC ONE Benefit Plan's actuary with respect to such BANC ONE Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such BANC ONE Benefit Plan allocable to such accrued benefits, (iv) no BANC ONE Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate beyond their retirement or other termination of service, other than
(A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of BANC ONE, its Subsidiaries or the BANC ONE ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate of incurring a material liability thereunder, (vi) no BANC ONE Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by BANC ONE or its Subsidiaries as of the Effective Time with respect to each BANC ONE Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither BANC ONE, its Subsidiaries nor any BANC ONE ERISA Affiliate has engaged in a transaction in connection with which BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of BANC ONE there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BANC ONE Benefit Plans or any trusts related thereto which are, in the reasonable judgment of BANC ONE, likely, either individually or in the aggregate, to have a Material Adverse Effect on BANC ONE.

      (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of BANC ONE or any of its affiliates from BANC ONE or any of its affiliates under any BANC ONE Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any BANC ONE Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

      5.12 SEC Reports. BANC ONE has previously made available to FCN an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by BANC ONE with the SEC pursuant to the Securities Act or the Exchange Act (the "BANC ONE Reports") and prior to the date hereof and (b) communication mailed by BANC ONE to its stockholders since

January 1, 1996 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, BANC ONE has timely filed all BANC ONE Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all BANC ONE Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      5.13 Compliance with Applicable Law. BANC ONE and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BANC ONE or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on BANC ONE.

      5.14 Certain Contracts. (a) Neither BANC ONE nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from BANC ONE, FCN, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the BANC ONE Reports, (iv) which materially restricts the conduct of any line of business by BANC ONE, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. BANC ONE has previously made available to FCN true and correct copies of all employment and deferred compensation agreements which are in writing and to which BANC ONE is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 5.14(a), whether or not set forth in the BANC ONE Disclosure Schedule, is referred to herein as a "BANC ONE Contract", and neither BANC ONE nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on BANC ONE.

      (b) (i) Each BANC ONE Contract is valid and binding on BANC ONE or any of its Subsidiaries, as applicable, and in full force and effect, (ii) BANC ONE and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each BANC ONE Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on BANC ONE, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of BANC ONE or any of its Subsidiaries under any such BANC ONE Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on BANC ONE.

      5.15 Agreements with Regulatory Agencies. Neither BANC ONE nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1996, a recipient of any supervisory letter from, or since January 1, 1996, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the BANC ONE Disclosure Schedule, a "BANC ONE Regulatory Agreement"), nor has BANC ONE or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

      5.16 Other Activities of BANC ONE and its Subsidiaries.

      (a) Neither BANC ONE nor any of its Subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of BANC ONE and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

      (b) To BANC ONE's knowledge, each BANC ONE Subsidiary which is a bank (a "BANC ONE Bank Subsidiary") currently performs all Trust Activities with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or, to the knowledge of BANC ONE, threatened, against or affecting BANC ONE or any Significant Subsidiary thereof relating to the compliance by BANC ONE or any such Significant Subsidiary with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on BANC ONE, each employee of a BANC ONE Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a BANC ONE Bank Subsidiary; and each BANC ONE Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1996 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

      5.17 Investment Securities. Each of BANC ONE and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of BANC ONE or any of its Subsidiaries. Such securities are valued on the books of BANC ONE in accordance with GAAP.

      5.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of BANC ONE or for the account of a customer of BANC ONE or one of its Subsidiaries, were entered into in the ordinary course of business and, to BANC ONE's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of BANC ONE or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. BANC ONE and each of its Subsidiaries has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and to BANC ONE's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      5.19 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of BANC ONE included in the BANC ONE Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1997, neither BANC ONE nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on BANC ONE.

      5.20 Insurance. BANC ONE and its Subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to BANC ONE and its Subsidiaries.

      5.21 Environmental Liability. Except as set forth in the BANC ONE Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on BANC ONE of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against BANC ONE, which liability or obligation could reasonably be expected to have a Material Adverse Effect on BANC ONE. To the knowledge of BANC ONE, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on BANC ONE. BANC ONE is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on BANC ONE.

      5.22 State Takeover Laws. (a) The Board of Directors of BANC ONE has approved the transactions contemplated by this Agreement and the Option Agreements pursuant to (i) Section 1704 of the OGCL such that the provisions thereof, and (ii) Article Tenth of the BANC ONE Articles such that the provisions thereof, will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

      5.23 Interim Operations of Newco. Newco has been incorporated on behalf of BANC ONE solely for the purposes of accomplishing the First Step Merger, has not engaged in any other business activity and has conducted its operations only as contemplated hereby.

      5.24 Year 2000. None of BANC ONE or any of the BANC ONE Subsidiaries has received, or reasonably expects to receive, a Year 2000 Deficiency Notification Letter. BANC ONE has disclosed to FCN a complete and accurate copy of BANC ONE's plan, including an estimate of the anticipated associated costs, for addressing Year 2000 Issues as such issues affect BANC ONE and its Subsidiaries. Between the date of this Agreement and the Effective Time, BANC ONE shall use commercially practicable efforts to implement such plan.

      5.25 Reorganization; Pooling of Interests. As of the date of this Agreement, assuming compliance by BANC ONE and FCN with the covenants and agreements set forth in Section 7.13 hereof, BANC ONE has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.


                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      6.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the FCN Disclosure Schedule and the BANC ONE Disclosure Schedule) or the Option Agreements, each of BANC ONE and FCN shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either BANC ONE or FCN to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements or to consummate the transactions contemplated hereby or thereby.

      6.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the BANC ONE Disclosure Schedule or the FCN Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, none of BANC ONE, Newco and FCN shall, and neither BANC ONE nor FCN shall permit any of their respective Subsidiaries to, without the prior written consent of BANC ONE, in the case of actions proposed to be undertaken by FCN, or of FCN, in the case of actions proposed to be undertaken by BANC ONE or Newco:

           (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of FCN or any of its wholly-owned Subsidiaries to FCN or any of its Subsidiaries, on the one hand, or of BANC ONE or any of its Subsidiaries to BANC ONE or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

           (b)(i) adjust, split, combine or reclassify any capital stock;

            (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except
                  (A) in the case of FCN, for regular quarterly cash dividends at a rate not in excess of $0.44 per share of FCN Common Stock and regular quarterly cash dividends on the FCN Preferred Stock outstanding as of the date hereof at the rate set forth in the applicable certificate of designation, (B) in the case of BANC ONE, for regular quarterly cash dividends on BANC ONE Common Stock at a rate not in excess of $0.38 per share of BANC ONE Common Stock and regular quarterly cash dividends on the BANC ONE Preferred Stock outstanding as of the date hereof at the rates set forth in the BANC ONE Articles for such BANC ONE Preferred Stock, (C) dividends paid by any of the Subsidiaries of each of BANC ONE and FCN to BANC ONE or FCN or any of their Subsidiaries, respectively, and dividends paid in the ordinary course of business consistent with past practice by any subsidiaries (whether or not wholly owned) of each of BANC ONE and FCN) and (D) in the case of BANC ONE, for the redemption of all of the shares of BANC ONE Series C Preferred Stock outstanding as of the date hereof as described in the BANC ONE 10-K;

            (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except options converted in connection with the transactions contemplated by the First Commerce Merger Agreement and for regular periodic grants of options to purchase stock made in the ordinary course of business consistent with past practice pursuant to the BANC ONE Stock Plans and the FCN Stock Plans); or

            (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof and options issued thereafter in compliance with Section 6.2(b)(iii) hereof,
                  (B) the Option Agreements, (C) in the case of BANC ONE, the consummation of the transactions contemplated by the First Commerce Merger Agreement or (D) in the case of FCN, (x) in the ordinary course of business and consistent with past practice, in connection with the ESPSP and the FCN Dividend Reinvestment Plan and (y) the Roney Agreement;

            (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

            (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

            (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

            (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice, or accelerate the vesting of, or the lapsing of restrictions with respect for any stock options or other stock-based compensation;

            (g) solicit, encourage or authorize any individual, corporation or other entity to solicit or encourage from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

            (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

            (i) take any action that would prevent or impede the Second Step Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of BANC ONE or FCN to exercise its rights under the FCN Option Agreement or the BANC ONE Option Agreement, as the case may be;

            (j) amend its certificate of incorporation or articles of incorporation, as the case may be, or its bylaws or regulations, as the case may be;

            (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

            (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; or

            (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.


                                    ARTICLE VII

                               ADDITIONAL AGREEMENTS

      7.1 Regulatory Matters. (a) BANC ONE and FCN shall promptly prepare and file with the SEC the Joint Proxy Statement and BANC ONE and Newco shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of BANC ONE, FCN and Newco shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BANC ONE and FCN shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. BANC ONE shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and FCN shall furnish all information concerning FCN and the holders of FCN Capital Stock as may be reasonably requested in connection with any such action.

      (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Second Step Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. BANC ONE and FCN shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to FCN or BANC ONE, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

      (c) BANC ONE and FCN shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BANC ONE, FCN or any of their respective Subsidiaries to any Governmental Entity in connection with the Second Step Merger and the other transactions contemplated by this Agreement.

      (d) BANC ONE and FCN shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

      7.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of BANC ONE and FCN, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of BANC ONE and FCN shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which BANC ONE or FCN, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither BANC ONE nor FCN nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of BANC ONE's or FCN's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

      (b) Each of BANC ONE and FCN shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 7.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 25, 1998, between BANC ONE and FCN (the "Confidentiality Agreement").

      (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

      7.3 Stockholders' Approvals. Each of BANC ONE and FCN shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement, the First Step Merger and the Second Step Merger, and each shall use its best efforts to cause such meetings to occur on the same date. The Board of Directors of each of BANC

ONE and FCN shall recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby.

      7.4 Legal Conditions to Merger. Each of BANC ONE and FCN shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the First Step Merger and the Second Step Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by FCN or BANC ONE or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

      7.5 Affiliates; Publication of Combined Financial Results. (a) Each of BANC ONE and FCN shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Second Step Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders meetings called by BANC ONE and FCN to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a)(1) or
(2), as applicable, hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of BANC ONE Capital Stock, Newco Capital Stock or FCN Capital Stock held by such "affiliate" and, in the case of the "affiliates" of FCN, the shares of Newco Capital Stock to be received by such "affiliate" in the Second Step Merger: (i) in the case of shares of Newco Capital Stock to be received by "affiliates" of FCN in the Second Step Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Effective Time and ending at the time of the publication of financial results covering at least 30 days of combined operations of Newco and FCN.

      (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

      7.6 Stock Exchange Listing. BANC ONE shall cause the shares of Newco Common Stock and the Newco New Preferred Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the First Effective Time.

      7.7 Employee Benefit Plans; Certain Insurance. (a) From and after the Effective Time, unless otherwise mutually determined, the FCN Benefit Plans and BANC ONE Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of FCN or Newco (or their Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, FCN and BANC ONE shall cooperate in reviewing, evaluating and analyzing the BANC ONE Benefit Plans and FCN Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Second Step Merger. It is the intention of FCN and BANC ONE to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by FCN Benefit Plans, on the one hand, and those covered by BANC ONE Benefit Plans, on the other, at the Effective Time.

      (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the BANC ONE Benefit Plans or the FCN Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the BANC ONE Disclosure Schedule and the FCN Disclosure Schedule.

      (c) Nothing in this Section 7.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any BANC ONE Benefit Plans, FCN Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

      (d) From and after the Effective Time, the policy of Newco in respect of directors' and officers' insurance (including but not limited to persons covered and the scope and amount of coverage thereunder) shall be the same as the policy of FCN in effect as of the date of this Agreement.

      (e) Certain additional agreements of BANC ONE and FCN with respect to compensation and benefits matters are set forth on Schedule 7.7(e) hereto.

      7.8 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of BANC ONE, FCN, Newco or any of their respective Subsidiaries, including any entity specified in the BANC ONE Disclosure or the FCN Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of BANC ONE, FCN, Newco any of their respective Subsidiaries or any entity specified in the BANC ONE Disclosure Schedule or the FCN Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Newco shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time); and Newco, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof, provided, however, that by virtue of the obligations herein set forth, Newco shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that if Newco fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Newco and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Newco, and Newco shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Newco shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with Newco, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Newco shall be obligated to pay for such separate counsel,
(C) Newco shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Newco shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Newco thereof, provided that the failure to so notify shall not affect the obligations of Newco under this Section 7.8 except to the extent such failure to notify materially prejudices Newco. Newco's obligations under this
Section 7.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

      (b) BANC ONE (and Newco, from and after the First Effective Time) shall use its best efforts to cause the individuals serving as officers and directors of FCN, its Subsidiaries or any entity specified in the FCN Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by FCN (provided that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Newco be required to expend more than 200% of the current amount expended by FCN (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Newco is unable to maintain or obtain the insurance called for by this Section 7.8(b), Newco shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

      (c) In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Newco assume the obligations set forth in this section.

      (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      7.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of FCN, on the one hand, and a Subsidiary of BANC ONE or Newco, on the other) or to vest the surviving corporation in the First Step Merger or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the First Step Merger or the Second Step Merger, as the case may be, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, BANC ONE.

      7.10 Advice of Changes. BANC ONE and FCN shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or
(ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

      7.11 Dividends. After the date of this Agreement, each of BANC ONE and FCN shall coordinate with the other the declaration of any dividends in respect of BANC ONE Common Stock and FCN Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of BANC ONE Common Stock or FCN Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BANC ONE Common Stock and/or FCN Common Stock and any shares of Newco Capital Stock any such holder receives in exchange therefor in the Second Step Merger.

      7.12 Authorized Stock of Newco. BANC ONE and Newco shall, prior to the First Effective Time, take such corporate, stockholder and other action as is required to amend the Newco Certificate of Incorporation in order to authorize sufficient shares of Newco Capital Stock to complete the transactions contemplated hereby.

      7.13 Pooling of Interests. Each of BANC ONE and FCN shall, prior to the First Effective Time, coordinate with the other party with respect to the issuance of, and pursuant thereto shall issue, shares of BANC ONE Common Stock or FCN Common Stock, as may be appropriate, in such manner, and limited to such number, as is necessary to reduce the aggregate number of "tainted treasury shares" of such parties to a number that is consistent with the accounting of the Merger as a "pooling of interests" under GAAP.


                                    ARTICLE VIII

                                CONDITIONS PRECEDENT

      8.1 Conditions to Each Party's Obligation To Effect the Second Step Merger. The respective obligations of the parties to effect the Second Step Merger, and of BANC ONE and Newco to effect the First Step Merger, shall be subject to the satisfaction at or prior to the Effective Time (and the First Effective Time, in the case of the consummation of the First Step Merger) of the following conditions:

            (a) Stockholder Approval. This Agreement and the transactions contemplated hereby, including the Second Step Merger and, in the case of the holders of BANC ONE Common Stock, the First Step Merger, shall have been approved and adopted by the respective requisite affirmative votes of the holders of FCN Common Stock and BANC ONE Common Stock entitled to vote thereon.

            (b) NYSE Listing. The shares of Newco Common Stock and Newco New Preferred which shall be issued to the stockholders of FCN upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

            (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

            (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the First Step Merger, the Second Step Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the First Step Merger or the Second Step Merger.

            (f) Federal Tax Opinion. FCN and BANC ONE each shall have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to BANC ONE and FCN, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

                  (i) Each of the First Step Merger and the Second Step Merger
            will constitute a reorganization under Section 368(a) of the Code; BANC ONE and Newco will each be a party to the reorganization in respect of the First Step Merger; and Newco and FCN will each be a party to the reorganization in respect of the Second Step Merger;

                  (ii) No gain or loss will be recognized by BANC ONE or Newco as a result of the First Step Merger or Newco or FCN as a result of the Second Step Merger;

                  (iii) No gain or loss will be recognized by stockholders of
            BANC ONE who receive solely Newco Capital Stock for their BANC ONE Capital Stock pursuant to the First Step Merger; and

                  (iv) No gain or loss will be recognized by the stockholders of
             FCN who exchange their FCN Capital Stock solely for Newco Capital Stock pursuant to the Second Step Merger (except with respect to cash received in lieu of a fractional share interest in Newco Capital Stock).

            In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of BANC ONE, Newco, FCN and others.

            (g) Pooling of Interests. BANC ONE and FCN shall each have received a letter from their respective independent accountants addressed to FCN or BANC ONE, as the case may be, to the effect that the First Step Merger and the Second Step Merger, taken together, will qualify for "pooling of interests" accounting treatment.

      8.2 Conditions to Obligations of BANC ONE and Newco. The obligations of BANC ONE and Newco to effect the First Step Merger, and the obligation of Newco to effect the Second Step Merger, are also subject to the satisfaction, or waiver by BANC ONE or Newco, at or prior to the Effective Time, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of FCN set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on FCN. BANC ONE shall have received a certificate signed on behalf of FCN by the Chief Executive Officer and the Chief Financial Officer of FCN to the foregoing effect.

            (b) Performance of Obligations of FCN. FCN shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BANC ONE shall have received a certificate signed on behalf of FCN by the Chief Executive Officer and the Chief Financial Officer of FCN to such effect.

      8.3 Conditions to Obligations of FCN. The obligation of FCN to effect the Second Step Merger is also subject to the satisfaction or waiver by FCN at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of BANC ONE and Newco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on BANC ONE. FCN shall have received a certificate signed on behalf of BANC ONE by the Chief Executive Officer and the Chief Financial Officer of BANC ONE to the foregoing effect.

            (b) Performance of Obligations of BANC ONE. Each of BANC ONE and Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FCN shall have received a certificate signed on behalf of BANC ONE by the Chief Executive Officer and the Chief Financial Officer of BANC ONE to such effect.

            (c) Consummation of the First Step Merger. The First Effective Time shall have occurred and the First Step Merger shall have been consummated.


                                     ARTICLE IX

                             TERMINATION AND AMENDMENT

      9.1 Termination. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after approval of the matters presented in connection with the Second Step Merger by the stockholders of BANC ONE or
FCN:

            (a) by mutual consent of BANC ONE and FCN in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) by either the Board of Directors of BANC ONE or the Board of Directors of FCN if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

            (c) by either the Board of Directors of BANC ONE or the Board of Directors of FCN if the Second Step Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) by either the Board of Directors of BANC ONE or the Board of Directors of FCN (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of FCN, in the case of a termination by BANC ONE, or BANC ONE or Newco, in the case of a termination by FCN, which breach, individually or together with other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date; or

            (e) by either BANC ONE or FCN if any approval of the stockholders of BANC ONE or FCN required for the consummation of the Second Step Merger, or the approval of the shareholders of BANC ONE required for the consummation of the First Step Merger, shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof.

      9.2 Effect of Termination. In the event of termination of this Agreement by either BANC ONE or FCN as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of BANC ONE, FCN, Newco, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 7.2(b), 9.2, 10.2 and 10.3 shall survive any termination of this Agreement, and
(ii) notwithstanding anything to the contrary contained in this Agreement, neither BANC ONE nor FCN shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of BANC ONE and FCN; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of BANC ONE or FCN, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered hereunder to the holders of FCN Common Stock, or into which shares of BANC ONE Capital Stock shall be converted pursuant to the First Step Merger, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of BANC ONE or FCN, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of FCN Common Stock hereunder, or into which shares of BANC ONE Capital Stock shall be converted pursuant to the First Step Merger, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 Closing. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Second Step Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

      10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

      10.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by BANC ONE and FCN.

      10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to BANC ONE or Newco, to:

                  BANC ONE CORPORATION
                  100 East Broad Street
                  Columbus, Ohio  43271
                  Attn:  General Counsel

                  Fax:  (614) 248-2010

      and

            (b)   if to FCN, to:

                  First Chicago NBD Corporation
                  One First National Plaza
                  Chicago, Illinois  60670
                  Attn:  General Counsel

                  Fax:  (312) 732-6393

      10.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require FCN, BANC ONE, Newco or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

      10.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      10.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

      10.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law (except to the extent that mandatory provisions of federal law or of the DGCL or OGCL are applicable).

      10.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      10.10 Publicity. Except as otherwise required by applicable law or the rules of the NYSE, none of BANC ONE, Newco or FCN shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of FCN, in the case of a proposed announcement or statement by BANC ONE or Newco, or BANC ONE, in the case of a proposed announcement or statement by FCN, which consent shall not be unreasonably withheld.

      10.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      10.12 Certain Agreements of Newco. Newco hereby consents, effective as of the First Effective Time, to be sued and served with process in the State of Ohio and irrevocably appoints the Ohio Secretary as its agent to accept service of process in any proceeding in the State of Ohio to enforce against it any obligation of BANC ONE or to enforce the rights of a BANC ONE shareholder who dissents from the First Step Merger pursuant to Section 1.6.

     IN WITNESS WHEREOF, BANC ONE, FCN and Newco have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST CHICAGO NBD CORPORATION       BANC ONE CORPORATION


By: /s/ Verne G. Istock             By: /s/ John B. McCoy
   --------------------                --------------------
Chairman, President and                   Chairman and
  Chief Executive Officer                   Chief Executive Officer




                                          HORNET REORGANIZATION
                                          CORPORATION



                                          By: /s/ John B. McCoy
                                             --------------------
                                          Chairman and
                                            Chief Executive Officer